Exhibit 10.21

DEED OF CONFIRMATION

BETWEEN

LYTUS TECHNOLOGIES PVT. LTD, is a company duly registered under the Companies Act, 1956 , having its registered office at A 21, 1st floor, Ghanshyam Industrial Estate, OfF Veera Desai Road, Andheri West, Mumbai 400 053 (hereinafter referred to as “PARTY OF THE ONE PART”),

AND

REACHNET CABLE SERVICES PRIVATE LIMITED, is a company duly registered under the Companies Act, 1956, having its registered address at Crescent Towers, 1st floor, 229, AJC Bose Road, Kolkatta 700 020 (hereinafter referred to as “PARTY OF THE OTHER PART”).

WHEREAS the parties hereto have entered into an Agreement dated 20th June 2019 for the proposed acquisition of subscribers from the Party of the Other Part upon certain terms and conditions more particularly set out in the said Agreement dated 20th June 2019.

AND WHEREAS the parties hereto have entered into a First Supplemental Agreement dated 6th December 2019 to confirm the acquisition of customers; Second Supplemental Agreement dated 30th June 2020 and Third Supplemental Agreement dated 5 February 2021 wherein which the parties have agreed to the terms for settlement of dues.

AND WHEREAS the parties hereto have entered into Management Services Agreement, dated 1 March 2020 to ensure the continuity in the provision of cable services to Lytus India’s subscriber base, until settlement of dues.

AND WHEREAS it has become necessary to confirm that the said Agreement dated 20th June, 2019 and the Supplemental Agreement dated 6th December, 2019, 30 June 2020 and 5 February 2021; and the Management Services Agreement dated 1 March 2020, are valid and subsisting as on date.

NOW THIS DEED OF CONFIRMATION WITNESSETH AS UNDER:

1.	The Party of the One Part and the Party of the Other Part do hereby reiterate, confirm, declare that the said abovementioned Agreement and its Supplemental Agreement are valid and subsisting on both the parties.

2.	The Parties hereto agree and confirm that all the covenants in the aforesaid Agreement and Supplemental Agreement are binding and the parties are committed to this arrangement and will fulfill all the obligations as elucidated under the said Agreements.

3.	The Parties hereto agree and confirm that, until settlement of dues, Reachnet shall continue to hold the funds arising from operations as trustee and in a fiduciary capacity. And, further, until settlement of dues, Reachnet shall continue to provide cable services to Lytus India’s subscriber base as per the industry standards as applicable.

SIGNED AND DELIVERED	)
By LYTUS TECHNOLOGIES PVT. LTD	)
By the hand of its Director Santosh	)	/s/ Santosh Pawar
Pawar pursuant to the )
Resolution of the Board of Directors	)
dated 19th November 2021)

SIGNED AND DELIVERED	)
By REACHNET CABLE SERVICES P. LTD	)
By the hand of its Director Pravin	)	/s/ Pravin Sonawala
Sonawala pursuant to the	)
Resolution of the Board of Directors	)
dated 19th November 2021)